UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2007 (August 7, 2007)

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

Effective August 7, 2007, Tix Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Exhibit Merchandising LLC, an Ohio limited liability company (“EM”), and the members of EM (the “Members”), pursuant to which the Company agreed to purchase substantially all of the assets of EM (the “Purchase Assets”). The purchase price for the assets was $11,450,000 in cash and 5,000,000 restricted shares of the Company’s Common Stock. The Company also agreed to assume certain liabilities of EM.

The Asset Purchase Agreement contains customary representations and warranties from the Company and EM regarding the Purchased Assets. Each Party has agreed to provide indemnification against damages due to breach of the other party’s representations and warranties.

The closing of the acquisition (the “Closing”) occurred on August 8, 2007. The Purchased Assets were acquired by Exhibit Merchandising LLC, a newly formed Nevada limited liability company wholly owned by the Company (“EM Nevada”).

In connection with the Asset Purchase Agreement, the Company has entered into an employment agreement with Curtis Bechdel (the “Employment Agreement”) pursuant to which he will serve as Vice President, Operations, of EM Nevada for a three year term, subject to extension. Mr. Bechdel will receive an initial base salary of $160,000 per year, an annual bonus to be determined and stock options to purchase 25,000 shares as of the closing date of the acquisition and on each anniversary thereof. The Company also entered into a two-year Consulting Agreement with Lee Marshall (the “Consulting Agreement”) pursuant to which Mr. Marshall agreed to act as a member of the Company’s transition, assimilation and operating team relating to the assets of EM and the operation of the business relating to the Purchased Assets. For his services, the Company agreed to pay Mr. Marshall 100,000 restricted shares of the Company’s Common Stock.

As a condition to the Closing, the Company entered into a Voting Agreement with Joseph Marsh pursuant to which, for a period of four years, Mr. Marsh granted the Company, through its board of directors, the right to vote all of his shares, including the shares acquired pursuant to the Asset Purchase Agreement. As of the date hereof, such shares total 3,524,627

EM, based in Streesboro, Ohio, is engaged in the business of product merchandise development and sales related to museum exhibits, including the King Tutankhamen and Pirates of the Caribbean tours. EM sells themed souvenir posters, memorabilia and collector’s items in specialty stores set up for the duration of the tours’ presence at a particular museum.

Item 2.01  Completion of Acquisition or Disposition of Assets

The discussion in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The discussion in Item 1.01 is incorporated herein by reference. The issuance of the securities pursuant to the Asset Purchase, the Employment Agreement and the Consulting Agreement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, as a transaction not involving any public offering. The shares issued pursuant to the Asset Purchase Agreement and Consulting Agreement were issued to accredited investors. No general solicitation or advertising was used in connection with the sale of the securities, and the Company has imposed appropriate limitations on resales as required by Regulation D.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired. To the extent required, the Company will file financial statements of EM by amendment.

(d) Exhibits. The following exhibits are included as part of this report, and incorporated herein by reference in their entirety.

10.1	Asset Purchase Agreement dated as of August 6, 2007 among the Company, EM and the Members

10.2	Employment Agreement dated as of August 8, 2007 with Curt Bechdel

10.3	Voting Agreement dated as of August 8, 2007 between the Company and Joseph Marsh

10.4	Consulting Agreement dated as of August 8, 2007 between Lee Marshall and the Company

10.5	Non-Competition and Confidentiality Agreement dated as of August 8, 2007 among EM, Joseph Marsh, Lee Marshall, John T. Norman and the Company

99.1	Press release issued August 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIX CORPORATION

Dated: August 13, 2007	By:	/s/ Mitchell J. Francis
Mitchell J. Francis Chief Executive Officer